UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 27, 2011

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Suite 200	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 27, 2011, Sheila C. Brown, General Counsel and Corporate Secretary of Texas Roadhouse, Inc. (the “Company”) informed the Company that she intends to retire from the Company at the expiration of her employment contract on January 7, 2012, on which date she will resign her positions of General Counsel and Corporate Secretary.  Ms. Brown has been employed by the Company since September 1998 and has served as General Counsel since November 2001.  There is no disagreement between Ms. Brown and the Company on any matter relating to the Company’s operations, policies or practices.

The position of General Counsel, an executive position, will be filled by Jill Marchant, 45, who will join the Company on August 15, 2011.  Ms. Marchant was previously employed as Associate General Counsel by DineEquity, Inc. since January 2009 and as Associate General Counsel by Applebee’s Services, Inc. from January 2005 until its merger into DineEquity, Inc.

The Company anticipates entering into a consulting agreement with Ms. Brown to provide transition and project assistance after her retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: June 28, 2011	By:	/s/ G.J. Hart
G.J. Hart
President, Chief Executive Officer, Director